Exhibit 10.6

STOCK PURCHASE AGREEMENT

    THIS STOCK PURCHASE AGREEMENT (this "Agreement") is made effective the 4th day of May, 2009 by and between, Healthcare Corporation of America, a New Jersey corporation located at 36 Kevin Drive, Flanders, New Jersey 07836 (the "Company) and Thomas J. O'Leary, ("Purchaser") located at 13 Blue Heron Drive, South Amboy, New Jersey.

    RECITALS

    WHEREAS, the Purchaser desires to purchase certain shares of the Company's common stock (the "Common Stock") on the terms and conditions set forth herein, and

    WHEREAS, the Company desires to issue and sell shares of the Common Stock to the Purchaser on the terms and conditions set forth herein and

    AGREEMENT

    NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, and, other good and valuable consideration, the parties hereto agree as follows:

    1.           Authorization, Sale and Issuance of Shares and Options

   1.1         Authorization.The Company shall issue 140,000 shares of Common Stock (the "Shares") no par value per share which shall be approximately equal to .56% of the Company's issued and outstanding common stock, to the Purchaser at a purchase price of $.50 per share for an aggregate value of $70,000.

    2.           Closing. May 4, 2009

    2.1         Delivery. Subject to the terms of this Agreement at Closing May 4, 2009, the Company will instruct Corporate Stock Transfer to deliver to the Purchaser the stock certificates representing the 100,000 shares purchased by the Purchaser from the Company.

    3.           Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchaser as ofthe Closing date as follows:

    3.1         Organization and Standing: Articles and Bylaws. The Company is and will be a corporation duly organized, validly existing, and in good standing under the laws of the State of New Jersey and will have all requisite corporate power and authority to carry on its business as proposed to be conducted.

    3.2         Comorate Power. The Company will have at the Closing, requisite corporate power to enter into this Agreement and to sell and issue the Shares. This Agreement shall constitute a valid and binding obligation of the Company enforceable in accordance with the respective terms, except as the same may be limited by bankruptcy, insolvency, moratorium, and other laws of general application affecting the enforcement of creditors' rights.

    3.3         Capitalization. The authorized capital stock of the Company is 25,000,000 shares of Common Stock, no par value per share.

    3.4         Authorization.

       (a)           Corporate Action. All corporate action on the part of the Company necessary for the authorization, execution and delivery of this agreement, the sale and issuance of the Shares and the performance of the Company's obligations hereunder will be taken prior to the Closing. This Agreement constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms.

       (b)           Valid Issuance. The shares, when issued in compliance with the provisions of this Agreement will be duly authorized, validly issued, fully paid and non-assessable, and will be free of any liens or encumbrances caused or created by the Company, provided, however, that all such shares may be subject to restrictions on transfer under state and federal securities laws as set forth herein, and as they may be required by future changes in such laws.

       (c)           No Preemptive Rights. Except as provided herein, no person currently has or will have any right of first refusal or any preemptive rights in connection with the issuance ofthe Shares, or any future issuance of securities by the Company.

    3.5         Compliance with Other Instruments. The Company will not be in violation of any term of the Company's Articles or Bylaws, nor will the Company be in violation of or in default in any material respect under the terms of any mortgage, indenture, contract, agreement, instrument, judgment or decree, the violation of which would have a material adverse effect on the Company as a whole, and to the knowledge of the Company, is not in violation of any order, statute, rule, or regulation applicable to the Company, the violation of which would have a material adverse effect on the Company. The execution, delivery and performance of and compliance with this Agreement and the issuance and sale of the Shares will not (a) result in any such violation, or (b) be in conflict with or constitute a default under any such term, or (c) result in the creation of any mortgage, pledge, lien, encumbrance, or charge upon any of the properties or assets of the Company pursuant to any such term.

    4.           Representations and Warranties of Purchaser and Restrictions on Transfer Imposed by the Securities Act.

    4.1         Representations and Warranties by the Purchaser. The Purchaser represents and warrants to the Company as follows:

       (a)           Investment Intent. This Agreement is made with the Purchaser in reliance upon the Purchaser's representations to the Company, evidenced by the Purchaser's execution of this Agreement, that the Purchaser is acquiring the Shares for investment for the Purchaser's own account, not as nominee or agent, and not with a view to or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act and applicable law. The Purchaser has the full right, power, and authority to enter into and perform this Agreement.

       (b)           Shares not Registered. The Purchaser understands and acknowledges that the offering of the shares pursuant to this Agreement will not be registered under the Securities Act on the grounds that the offering and sale of securities contemplated by this Agreement are exempt from the registration under the Securities Act pursuant to Section 4(2) thereof and exempt from registration pursuant to applicable state securities of blue sky laws, and that the Company's reliance upon such exemptions is predicated upon such Purchaser's representations set forth in this Agreement. The Purchaser acknowledges and understands that the Shares must be held indefinitely unlessthe Shares are subsequently registered under the Securities Act and qualified under state law or unless an exemption from such registration and such qualification is available. The Company intends to file an S-1 Registration and will include the Purchaser shares in said filing.

       (c)           No Transfer. Except as set forth in Section 4.3 hereunder, the Purchaser covenants that in no event will the Purchaser dispose of any of the Shares (other than in conjunction with an effective registration statement for the Shares under the Securities Act in compliance with Rule 144 promulgated under the Securities Act) unless and until (i) the Purchaser shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition, and (ii) if reasonable required by the Company, the Purchaser shall have furnished the Company an opinion of counsel satisfactory in form and substance to the Company to the effect that (x) such disposition will not require registration under the Securities Act, and (y) appropriate action necessary for compliance with the Securities Act and any other applicable state, local, or foreign law has been taken, and (iii) the Company has consented, which consent shall not be unreasonably withheld.

       (d)           Knowledge and Experience. The Purchaser (i) has such knowledge and experience in fmancial and business matters as to be capable of evaluating the merits and risks of the Purchaser's prospective investment in the Shares; (ii) has the ability to bear the economic risks of the Purchaser's prospective investment; (iii) has been furnished with and had access to such information as the Purchaser has considered necessary to make a determination as to the purchase of the Shares together with such additional information a is necessary to verify the accuracy of the information supplied; (iv) has had all questions which have been asked by the Purchaser satisfactorily answered by the Company; and (v) has not been offered the Shares by any form of advertisement, article, notice, or other communication published in any newspaper, magazine, or similar medium; or broadcast over television, or radio; or any seminar or meeting whose attendees have been invited by any such medium.

       (e)           Form S-1. The purchaser has received a copy of the Company's' S-l registration filed with the Securities and Exchange Commission on April 22, 2009. the S-1 registration contains information relative to the Company's' business plan, management, shareholders, forward looking statements and audited fmancial statements for the year ended December 31, 2009.

       (f)           Not Organized to Purchase. The Purchaser has not been organized for the purpose of purchasing the Shares.

    4.2         Legends. Each certificate representing the Shares shall be endorsed with the following legends:

       (a)           Federal Legend. The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act") and are "restricted securities" as defined in rule 144 promulgated under the Act. The securities may not be sold or offered for sale or otherwise distributed except (i) in conjunction with an effective registration statement for the shares under the Act, of (ii) pursuant to an opinion of counsel, satisfactory to the company, that such registration or compliance is not required as to said sale, offer, or distribution.

       (b)           Other Legends. With respect to any other legends required by applicable law, the Company need not register a transfer of legend Shares, and may also instruct the transfer agent not to register the transfer of the Shares, unless the conditions specified in such legend is satisfied.

    4.3         Rule 144. The Purchaser is aware of the adoption of Rule 144 by the SEC promulgated under the Securities Act, which permits limited public resale of securities acquired in a nonpublic offering, subject to the satisfaction of certain conditions. The Purchaser understands that under Rule 144, the conditions include, among other things: the availability of certain, current public information about the issuer and the resale occurring not less than six months after the party has purchased and paid for the securities to be sold.

    5.           Conditions to Closing.

    5.1         Conditions to the PARTIES Obligations. The obligations of the PARTIES at the Closing are subject to the fulfillment to their satisfaction, on or prior to the Closing, of the following conditions, any of which may be waived in accordance with the provisions hereof.

       (a)           Representations and Warranties Correct. Performance of Obligations The representations and warranties made by the PARTIES in Section 3 hereof shall be true and correct when made and at the Closing. The PARTIES business and assets shall not have been adversely affected in any material way prior to the Closing. The PARTIES shall have performed in all material respects all obligations and conditions herein required to be performed or observed by it on or prior to closing.

       (b)           Consents and Waivers. The Company shall have obtained in a timely fashion any and all consents, permits, and waivers necessary or appropriate for the consummation of the transactions contemplated by this Agreement.

    5.2         Conditions to Obligations ofthe Company. The Company's obligation to sell the Shares at the closing is subject to the condition that the representations and warranties made by the Purchaser in Section 4 hereof shall be true and correct when made, and on the Closing.

    6.           AffIrmative Covenants of the Company. The Company hereby covenants and agrees as follows:

    6.1         Financial Information. The Company will furnish holders of the Shares with annual audited financial statements together with such notes and commentary by the management as is usual and customary.

    7.           Registration Rights. The Purchaser is not entitled to any registration rights under this Agreement or associated with the purchase of the Shares. The purchase shall be subject to such private restrictions on the transfer of the Shares as are designated from time to time by the Company or its investment bankers or underwriters except that the shares will be added to the 1st amendment to the S-l registration filed April 22, 2009 and thereby will be registered shares based on the effectiveness to the filing granted by the Securities and Exchange Commission.

    8.           Risk Factors. The securities offered hereby are speculative in nature and involve a high degree of risk. They should be purchased only by Purchaser who can afford to lose their entire investment in the company, therefore, each prospective investor should, prior to purchase, consider very carefully the following risk factors.

    8.1         Arbitrary Determination of Stock Price. The price of the Shares has been determined arbitrarily by the Company. The price should not be regarded as an indication of any future market price of the Company's stock and has no relation to the value of the Company's stock.

8.2     Dependence on Key Personnel. The success of the Company is dependent on the efforts and abilities of its current officers and directors. If the Company were to lose the services of such officers, its business could be materially and adversely affected.

8.3     Audited Financial Statements. The Company has prepared or will cause to be prepared current financial statements through the period ending December 31, 2008. The balance sheet and income statement included therein have been prepared in accordance with generally accepted accounting principles and audited by Moore Associates, Chartered Accountants.

    8.4         Discretion in Application of Proceeds. In order to accommodate changing circumstances, the Company's management may allocate the proceeds of this fmancing in accordance with its needs and operation. Subject to the supervision of the Board of Directors, the Company's management will be given discretion in the application of the proceeds.

    8.5         Restrictions on Transfer. The Shares may not be resold unless such sale is registered or qualifies for an exemption from registration under the Act and all applicable state securities laws. The Shares should be considered a suitable investment only for Purchaser whose financial position is such that they will be able to hold the Shares for an indefinite period. Some state laws may impose additional restrictions on transfer of the Shares.

    For all of the reasons state in the risk factors and others, including, without limitation, those set forth herein, these shares involve a high degree of risk. Any purchaser considering an investment in the Securities offered should be aware of these factors. These securities should Only be purchased by Purchaser who can afford a total loss of their investment in the company and have no immediate need for a return of or on their investment.

    9.           Officers and Directors.

    9.1         Directors of the Company. Gary Sekulski and Joseph Drucker are the sole members of the Board of Directors of the Company.

    9.2         Officers of the Company. Gary Sekulski is Chief Executive Officer and President and Joseph Drucker is Secretary and Corporate Counsel and Jan Goldberg, Executive Vice President, Administration.

    10.         Miscellaneous.

    10.1       Governing Law. This Agreement shall be governed in all respects by the laws of the State of New Jersey as such laws are applied to agreements between residents entered into and to be performed entirely within New Jersey.

    10.2       Survival. The representations, warranties, covenants and agreements made herein shall survive the Closing of the Transactions contemplated hereby, notwithstanding any investigation made by the Purchaser. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto or in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder as of the date of such certificate or instrument.

    10.3       Successors and Assigns. Except as otherwise expressly provided herein, theprovisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns heirs, executors, and administrators of the parties hereto.

    10.4       Entire Agreement. This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof and they supersede, merge, and render void every other prior written and/or oral understanding or agreement among or between the parties hereto.

    10.5       Notices, Etc. All notices and other communications required or permitted hereunder shall be in writing and shall be delivered personally, mailed by first class mail, postage prepaid, or delivered by courier or overnight delivery, addressed )a _ if to a Purchaser, at such Purchaser's address set forth above, or at such other address as such Purchaser shall have furnished to the Company in writing, or (b) if so the Company, at its address set forth at the beginning of this Agreement, or at such other address as the Company shall have furnished to the Purchaser in writing. Notices that are mailed shall be deemed received five (5) days after deposit in the United States mail. Notices sent by courier or overnight delivery shall be deemed received two (2)days after they have been so sent.

    10.6       Severability. In case any provision of this Agreement shall be found by a court of law to be invalid, illegal, or unenforceable, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

    10.7       Finder's Price and Other Fees

       (a)           The Company (i) represents and warrants that it has retained no finder or broker in connection with the transactions contemplated by this Agreement, and (ii) hereby agrees to indemnify and to hold Purchaser harmless from and against any liability for commissions or compensation in the nature of a finder's fee to any broker or other person or firm and the costs and expenses of defending against such liability or asserted liability) for which the Company, or any of its employees or representatives, is responsible.

       (b)           The Purchaser (i) represents and warrants that the Purchaser has retained no finder or broker in connection with the transactions contemplated by this Agreement, and (ii) hereby agrees to indemnify and to hold the Company harmless from and against any liability for any commission or compensation in the nature of a finder's fee to any broker or other person or film (and the costs and expenses of defending against such liability or asserted liability) for which such Purchaser is responsible.

    10.8      Expenses. the Company and the Purchaser shall each bear their own expenses and legal fees in connection with the consummation of this transaction.

    10.9       Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference and are not to be considered in construing this Agreement.

    10.10     Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

    10.11     Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to the Company or to any holder of any securities issued or to be issuedhereunder shall impair any such right, poser, or remedy of the Company or such holder, nor shall it be construed to be a waiver of any breach or default under this Agreement, or an acquiescence therein, or of or in any similar breach or default thereafter occurring;not shall any failure to exercise any right, power, or remedy or any waiver of any single breach or a waiver of any other right, power or remedy or breach or default theretofore or thereafter occurring. All remedies, either under this Agreement, or by law or otherwise afforded to the Company or any holder, shall be cumulative ant not alternative.

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement this 4th day of May, 2009.

COMPANY:

HEALTHCARE CORPOTAION OF AMERICA

/S/ GARY SEKULSKI
GARY SELKULSKI, CEO AND PRESIDENT

PURCHASER

/S/ THOMAS J. O'LEARY
THOMAS L. O'LEARY INVESTOR